THIRD AMENDMENT TO THIRD AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT
(MAA I)

          THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT (the “Amendment”) is effective as of the 1st day of December, 2004, by and among (i) (a) MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation (the “REIT”), (b) MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (“OP”) (the REIT and OP being collectively referred to as “Borrower”), and (c) MID-AMERICA APARTMENTS OF TEXAS, L.P., a Texas limited partnership (“MAA of Texas”; MAA of Texas and Borrower being collectively referred to as the “Borrower Parties”); and (ii) PRUDENTIAL MULTIFAMILY MORTGAGE INC., a Delaware corporation (“Lender”).

RECITALS

          A.     Borrower Parties and Lender are parties to that certain Amended and Restated Master Credit Facility Agreement dated as of the 22nd day of August, 2002, by and between Borrower and Lender, which was amended and restated pursuant to that certain Second Amended and Restated Master Credit Facility Agreement dated as of December 10, 2003, which has been further amended and restated pursuant to that certain Third Amended and Restated Master Credit Facility Agreement dated as of March 30, 2004, which has been further amended pursuant to that certain First Amendment to Third Amended and Restated Master Credit Facility Agreement dated as of March 31, 2004, which has been further amended pursuant to that certain Second Amendment to Third Amended and Restated Master Credit Facility Agreement dated as of August 3, 2004  (as amended from time to time, the “Master Agreement”).

          B.     All of the Lender’s right, title and interest in the Master Agreement and the Loan Documents executed in connection with the Master Agreement or the transactions contemplated by the Master Agreement have been assigned to Fannie Mae pursuant to that certain Assignment of Collateral Agreements and Other Loan Documents, dated as of August 22, 2002 and that certain Assignment of Collateral Agreements and Other Loan Documents, dated as of December 10, 2003 and that certain Assignment of Collateral Agreement and Other Loan Documents dated as of March 31, 2004 (collectively, the “Assignment”).  Fannie Mae has not assumed any of the obligations of the Lender under the Master Agreement or the Loan Documents as a result of the Assignment.  Fannie Mae has designated the Lender as the servicer of the Loans contemplated by the Master Agreement. Lender is entering into this Amendment in its capacity as servicer of the loan set forth in the Master Agreement.

          C.     Pursuant to the Master Agreement, Borrower has arranged for various Hedges to be in place and has entered into various ISDA Master Agreements by and among Borrower Parties and the swap providers signatory thereto (collectively, the “Counterparty”) (together with all schedules thereto, the “Hedge Documents”), pursuant to which the Counterparty agreed to provide interest rate protection for the Borrower Parties.

          D.     Fannie Mae has agreed to credit enhance certain obligations with respect to any Credit Enhanced Hedge (as defined below) in consideration for Borrower’s payment of the Credit Enhancement Fee (as defined below).

          E.     Borrower and Lender are executing this Amendment pursuant to the Master Agreement to provide (i)  for Borrower’s payment of the Credit Enhancement Fee and (ii) that the Collateral under the Master Agreement also secure any liability Fannie Mae may incur as a result of its credit enhancement of the Credit Enhanced Hedge.

          NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements contained in this Amendment and the Master Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

          Section 1.     Credit Enhancement.

          (a)     The following new definitions are hereby added to the Master Agreement:

          “Credit Enhancement Fee” means the fee due from Borrower in consideration for Fannie Mae’s providing credit enhancement of the Credit Enhanced Hedges, as more particularly set forth on Schedule II (“Credit Enhancement Fee Schedule”) attached to this Agreement.

“Credit Enhanced Hedge” means any Hedge executed by Borrower and assigned to Lender which Fannie Mae has agreed to credit enhance.

(b) A new Section 16.07(g) is hereby added to the Master Agreement as follows:

(g)     With respect to each applicable Credit Enhanced Hedge, Borrower shall pay the Credit Enhancement Fee monthly, in arrears, on the first Business Day following each end of the month during the Term of this Agreement until such time that Fannie Mae no longer credit enhances such Hedge or until the Credit Enhancement Fee is no longer due and payable, except that the Credit Enhancement Fee for the last month during the Term of this Agreement shall be paid on the last day of the Term of this Agreement.

(c) The Schedule II attached hereto is hereby added to the Master Agreement as if it were attached thereto in its entirety.

          Section 2.    Obligations Secured.  The Collateral under the Master Agreement shall also secure any and all liability Fannie Mae may incur in connection with Fannie Mae’s agreement to provide credit enhancement of the Credit Enhanced Hedge, including but not limited to:

          (a)     any and all amounts provided by Fannie Mae under the credit enhancement;

          (b)     any and all amounts to be paid by the Borrower Parties to replenish fully any reserve funds required under the Credit Enhanced Hedge;

          (c)     any and all reasonable fees, costs, charges and expenses (including the fees and expenses of attorneys, accountants and other experts) which Fannie Mae may pay or incur in connection with any payment under any of the Credit Enhanced Hedge, including payments of any fees and charges in connection with any accounts established to facilitate payments under any Hedge Document, or the performance of Fannie Mae’s obligations under any Hedge Document;

          (d)     the amount of any fees, costs, or charges or expenses (including the fees and expenses of attorneys, accountants and other experts) incurred by Fannie Mae in connection with the administration or enforcement of or preservation of rights or remedies under this Agreement or any of the Loan Documents or in connection with the foreclosure upon, sale of or other disposition of any security granted pursuant to the Loan Documents;

          (e)     any payments or advances made by Fannie Mae on behalf of any Borrower pursuant to any of the Loan Documents;

          (f)     all costs and expenses incurred in connection with or related to the execution and delivery of each Hedge Document, any tax or governmental charge imposed in connection with the execution and delivery of each Hedge Document and the reasonable fees and disbursements of Fannie Mae’s counsel and accountants, including fees and expenses relating to any (a) amendments, consents or waivers to this Amendment or any of the Loan Documents (whether or not any such amendments, consents or waivers are entered into), (b) requests to evaluate any substitute or additional Collateral or the release of Collateral, (c) collection, disbursement or application of insurance or condemnation awards, proceeds, damages or other payments including, without limitation, all costs incurred in connection with the application of insurance or condemnation awards to restore or repair any Mortgaged Property, including reasonable appraiser fees; and

          (g)     any transfer taxes, documentary taxes, assessments or charges made by any governmental authority, by reason of the execution, delivery, filing, recordation, performances or enforcement of any of the Loan Documents; provided the Borrower Parties will not be obligated to pay any franchise, excise, estate, inheritance, income, excess profits or similar tax on Fannie Mae.

          Section 3.     Capitalized Terms.  All capitalized terms used in this Amendment which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

          Section 4.     Reaffirmation.  The Borrower Parties hereby reaffirm their obligations under the Agreement.

          Section 5.      Full Force and Effect.  Except as expressly modified by this Amendment, all terms and conditions of the Master Agreement shall continue in full force and effect.

          Section 6.     Counterparts.  This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BORROWER:

MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation

By:

Al Campbell
Senior Vice President and Treasurer

MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc., a Tennessee corporation, its general partner

By:

Al Campbell
Senior Vice President and Treasurer

[Signatures follow on next page]

MID-AMERICA APARTMENTS OF TEXAS, L.P., a Texas limited partnership

By:	MAC of Delaware, Inc., a Delaware corporation, its general partner

By:

Name:

Title:

LENDER:

PRUDENTIAL MULTIFAMILY MORTGAGE INC., a Delaware corporation

By:

Name:	Sharon D. Singleton
Title:	Vice President

SCHEDULE II

Credit Enhancement Fee Schedule

Counter Party	Swap Effective Date	Maturity	Principal	Credit Enhancement Fee

SunTrust	K 6/1/2003	6/1/2010	50,000,000	18 basis points
DeutscheBank	U 9/1/2004	9/1/2011	50,000,000	17 basis points
Deutsche Bank	U 12/1/2004	12/1/2011	25,000,000	17 basis points